July 30, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington DC, 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K dated July 30, 2010 of Cascade Technologies Corp. and are in agreement with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/KCCW Accountancy Corp.

KCCW Accountancy Corp.

22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA

Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com